Exhibit 5.1

CONYERS DILL & PEARMAN LLP SIX, 2nd Floor, Cricket Square PO Box 2681, Grand Cayman KY1-1111 Cayman Islands T +1 345 945 3901 conyers.com

22 December 2025

Zeta Network Group

800 3rd Ave, Suite 2800

New York, NY

USA 10022

Dear Sir or Madam,

Re: Zeta Network Group (the “Company”)

We have acted as special legal counsel in the Cayman Islands to the Company in connection with the Company’s shelf registration statement on Form F-3 (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) to be filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) relating to the registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”) of the offer and sale by the Company from time to time, pursuant to Rule 415 under the Securities Act of 1933, as amended, an indeterminate amount of (i) ordinary shares of a par value of US$0.0025 each of the Company (the “Ordinary Shares”), (ii) preferred shares of the Company (the “Preferred Shares”), (iii) debt securities (“Debt Securities”), (iv) warrants to purchase Ordinary Shares, Preferred Shares or Debt Securities (“Warrants”), (v) rights to purchase Securities (as defined below) (“Rights”), and (vi) units (“Units” and together with the Ordinary Shares, the Preferred Shares, the Debt Securities, the Warrants and the Rights, the “Securities”) consisting of any combination of Securities, having an aggregate offering price not to exceed US$100,000,000, and each on terms to be determined at the time of its offering (collectively, the “Offering”).

1.	DOCUMENTS REVIEWED

For the purposes of giving this opinion, we have examined copies of:

(i)	the Registration Statement;

(ii)	the prospectus included in the Registration Statement (the “Prospectus”);

(iii)	a copy of the Certificate of Incorporation of the Company dated 28 June 2018, the Certificate of Incorporation on Change of Name of the Company dated 12 July 2019, the Certificate of Incorporation on Change of Name of the Company dated 1 May 2020, the Certificate of Incorporation on Change of Name of the Company dated 9 July 2025, the Seventh Amended and Restated Memorandum and Articles of Association of the Company approved by special resolution passed on 29 June 2025 and effective on 18 August 2025 (collectively, the “Constitutional Documents”);

(iv)	the unanimous written resolutions of the directors of the Company dated 19 December 2025 (the “Resolutions”);

(v)	a Certificate of Good Standing (the “Certificate of Good Standing”) dated 19 December 2025 issued by the Registrar of Companies in relation to the Company;

(vi)	a copy of a certificate of incumbency of the Company issued by Conyers Trust Company (Cayman) Limited dated 19 December 2025 (the “Incumbency Certificate” and together with the Constitutional Documents, the Good Standing Certificate and the Resolutions, the “Corporate Documents”); and

(vii)	such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

The documents listed in items (i) to (ii) above are collectively referred to as the “Transaction Documents” (which terms do not include any other instrument or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto).

2.	ASSUMPTIONS

We have assumed:

(a)	the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken;

(b)	that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us, all changes thereto have been marked or otherwise drawn to our attention;

(c)	the accuracy and completeness of all factual representations made in the Resolutions and Transaction Documents and the other documents reviewed by us;

(d)	the legality, validity and binding effect under the laws of the United States of the Transaction Documents and that the Transaction Documents will or have been duly filed with and declared effective by the Commission, as applicable, prior to, or concurrent with, the sale and or issuance of the Securities;

(e)	that the Resolutions were passed by unanimous written resolutions of the directors of the Company, remain in full force and effect and have not been and will not be rescinded or amended;

(f)	that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein;

(g)	that the Company will issue the Securities pursuant to the Transaction Documents and in furtherance of its objects as set out in its Constitutional Documents (subject to such amendments as may be necessary to create the class of Preferred Shares and reflect the terms of such Preferred Shares to be issued);

(h)	that, upon issuance of any Securities to be sold by the Company, the Company will receive consideration for the full issue price thereof which shall not be less than the par value thereof;

(i)	that the Company has, and will have, sufficient authorised share capital to effect the issue of the Ordinary Shares and Preferred Shares at the time of issuance, whether as a principal issue or on conversion, exchange or exercise of a Warrant, Right, Debt Security or a Unit;

(j)	the Company is, and after filling of the Registration Statement will be, able to pay its debts as they become due;

(k)	that the form and terms of any and all Securities (including, without limitation, the designation, powers, preferences, rights, qualifications, limitations and restrictions of Preferred Shares) or other securities (or other obligations, rights, currencies, commodities or other subject matter) comprising the same or subject thereto (in the case of the Warrants and Rights), the issuance and sale thereof by the Company, and the Company’s incurrence and performance of its obligations thereunder or in respect thereof (including, without limitation, its obligations under any related agreement, indenture or supplement thereto) in accordance with the terms thereof, will not violate the Constitutional Documents nor any applicable law, regulation, order or decree in the Cayman Islands;

(l)	that all necessary corporate action will be taken by or on behalf of the Company to authorise and approve any issuance of Securities (including, if Preferred Shares are to be issued, all necessary corporate action to establish one or more series of Preferred Shares and fix the designation, powers, preferences, rights, qualifications, limitations and restrictions thereof), the terms of the Offering and related matters and that a definitive purchase, underwriting or similar agreement and, (i) if Debt Securities are to be issued, the applicable indenture and any applicable supplements thereto, (ii) if Warrants are to be issued, the applicable warrant documentation and any applicable supplements thereto, (iii) if Rights are to be issued, the applicable rights documentation and any applicable supplements thereto or (iv) if Units are to be issued, the applicable unit documentation and any applicable supplements thereto, in each case, will be duly approved, executed and delivered by or on behalf of the Company and all other parties thereto

(m)	the Company has not taken any action to appoint a restructuring officer;

(n)	there are no records of the Company (other than the Corporate Documents), agreements, documents or arrangements other than the documents expressly referred to herein as having been examined by us which materially affect, amend or vary the transactions envisaged in the documents expressly referred to herein or restrict the powers and authority of the directors of the Company in any way or which would affect any opinion given herein;

(o)	that the Registration Statement declared effective by the Commission and the Prospectus, when published, will each be in substantially the same form as those examined by us for purposes of this opinion;

(p)	that there is no contractual or other prohibition or restriction (other than as arising under Cayman Islands law) binding on the Company prohibiting or restricting it from entering into and performing its obligations under the documents reviewed by us;

(q)	that the Constitutional Documents will not be amended in any manner that would affect the opinions set forth herein;

(r)	no invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any Securities of the Company; and

(s)	the Offering and the transactions contemplated thereunder complies with the requirements of the applicable rules of the Nasdaq Stock Market.

3.	QUALIFICATIONS

(a)	We express no opinion with respect to the issuance of Securities to any provision of the Transaction Documents that purports to obligate the Company to issue Securities following the commencement of a winding up or liquidation of the Company.

(b)	When used herein, the term “non-assessable” means that no further sums are required to be paid by the holders of Ordinary Shares or Preferred Shares in connection with the issue thereof.

(c)	Under Cayman Islands law, the register of members (shareholders) is prima facie evidence of title to shares and this register would not record a third party interest in such shares. However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. As far as we are aware, such applications are rarely made in the Cayman Islands and there are no circumstances or matters of fact known to us on the date of this opinion letter which would properly form the basis for an application for an order for rectification of the register of members of the Company, but if such an application were made in respect of the Ordinary Shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.

(d)	We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands.

(e)	This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands.

(f)	This opinion is issued solely for the purposes of the filing of the Registration Statement and the issuance of the Securities by the Company as described in the Registration Statement and is not to be relied upon in respect of any other matter.

4.	OPINIONS

On the basis of and subject to the foregoing, we are of the opinion that:

(a)	The Company is duly incorporated and existing under the laws of the Cayman Islands and, based on the Certificate of Good Standing, is in good standing. Pursuant to the Companies Act of the Cayman Islands (the “Act”), a company is deemed to be in good standing if all fees and penalties under the Act have been paid and the Registrar of Companies has no knowledge that the Company is in default under the Act.

(b)	When issued and recorded in the register of members of the Company in accordance with the Constitutional Documents and paid for as contemplated in the Transaction Documents, the Ordinary Shares and Preferred Shares will be validly issued, fully paid and non-assessable.

(c)	When duly issued and paid for in accordance with the Transaction Documents, the Debt Securities, Warrants, Rights and Units will be validly issued and will constitute valid and binding obligations of the Company in accordance with the terms thereof.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the references to our firm under the headings “Legal Matters” and “Enforceability of Civil Liabilities” in the Prospectus. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully

/s/ Conyers Dill & Pearman LLP

Conyers Dill & Pearman LLP